                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference of our reports dated February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in the Current Report on Form 8-K of America Online, Inc. dated April 3, 2000. Such Form 8-K is incorporated by reference in each of the following America Online, Inc. registration statements:

1)  No. 33-46607           15)  No. 333-07603          29)  No. 333-74523          43)  No. 333-79489
2)  No. 33-48447           16)  No. 333-22027          30)  No. 333-74525          44)  No. 333-79797
3)  No. 33-78066           17)  No. 333-46633          31)  No. 333-74527          45)  No. 333-82123
4)  No. 33-86392           18)  No. 333-46635          32)  No. 333-74529          46)  No. 333-83409
5)  No. 33-86394           19)  No. 333-46637          33)  No. 333-74531          47)  No. 333-85337
6)  No. 33-86396           20)  No. 333-57143          34)  No. 333-74533          48)  No. 333-85343
7)  No. 33-90174           21)  No. 333-57153          35)  No. 333-74535          49)  No. 333-85345
8)  No. 33-91050           22)  No. 333-60623          36)  No. 333-74537          50)  No. 333-94253
9)  No. 33-94000           23)  No. 333-60625          37)  No. 333-74539          51)  No. 333-94255
10) No. 33-94004           24)  No. 333-68605          38)  No. 333-74541          52)  No. 333-94259
11) No. 333-00416          25)  No. 333-68631          39)  No. 333-74543          53)  No. 333-95013
12) No. 333-02460          26)  No. 333-68599          40)  No. 333-76725
13) No. 333-07163          27)  No. 333-72499          41)  No. 333-76733
14) No. 333-07559          28)  No. 333-74521          42)  No. 333-76743


                                      /s/ ERNST & YOUNG LLP


New York, New York
March 28, 2000